

<ARTICLE>                     5
<LEGEND>
     This schedule contains summary financial information from the accompanying financial statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                  12-MOS
<FISCAL-YEAR-END>                              JUN-30-1999
<PERIOD-START>                                 JUL-1-1998
<PERIOD-END>                                   JUN-30-1999
<CASH>                                           6,717
<SECURITIES>                                         0
<RECEIVABLES>                                    7,442
<ALLOWANCES>                                    (1,823)
<INVENTORY>                                      5,110      <F1>
<CURRENT-ASSETS>                                19,386      <F2>
<PP&E>                                          45,206      <F3>
<DEPRECIATION>                                 (31,936)
<TOTAL-ASSETS>                                  50,768
<CURRENT-LIABILITIES>                           17,906
<BONDS>                                            290      <F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        78,084
<OTHER-SE>                                     (46,025)     <F5>
<TOTAL-LIABILITY-AND-EQUITY>                    50,768
<SALES>                                         34,869
<TOTAL-REVENUES>                                35,235      <F6>
<CGS>                                           27,210
<TOTAL-COSTS>                                   27,210
<OTHER-EXPENSES>                                12,645      <F7>
<LOSS-PROVISION>                                   722
<INTEREST-EXPENSE>                                 156
<INCOME-PRETAX>                                 (4,777)
<INCOME-TAX>                                         2
<INCOME-CONTINUING>                             (4,776)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    (4,778)
<EPS-BASIC>                                    (0.39)
<EPS-DILUTED>                                    (0.39)

<F1>    Includes Costs and estimated earnings in excess of billings on uncompleted contracts of $1,495 and other current assets of $445.
<F2>    Includes portable simulation theaters of $8,400 and film inventory of $22,325.
<F3>    Includes portable simulation theaters of $5,617 and film inventory of $17,651.
<F4>    Includes the non-current portions of capital leases.
<F5>    Accumulated deficit.
<F6>    Includes interest income of $388.
<F7>    Consists of selling, general and administrative expenses of $12,645.

